Exhibit 99.1

PANDORA ANNOUNCES COMPLETION OF “GO-SHOP” PROCESS

Acquisition by SiriusXM remains on track, expected to close in Q1 2019

OAKLAND, Calif. - October 24, 2018—Pandora (NYSE: P) today announced the completion of the “go-shop” process under the merger agreement with Sirius XM Holdings Inc. Pandora continues to expect the pending acquisition to close in the first quarter of 2019, subject to customary closing conditions, regulatory review and stockholder approval.

Pandora has concluded its discussions with other parties about an alternative transaction pursuant to the “go-shop,” and the Pandora Board of Directors continues to recommend the SiriusXM acquisition as fair to and in the best interest of Pandora’s stockholders. Pandora is now subject to customary “no-shop” provisions that limit its ability to solicit alternative acquisition proposals, subject to customary “fiduciary out” provisions.

ABOUT PANDORA

Pandora is the world’s most powerful music discovery platform—a place where artists find their fans and listeners find music they love. We are driven by a single purpose: unleashing the infinite power of music by connecting artists and fans, whether through earbuds, car speakers, or anywhere fans want to experience it. Our team of highly trained musicologists analyze hundreds of attributes for each recording which powers our proprietary Music Genome Project®, delivering billions of hours of personalized music tailored to the tastes of each music listener, full of discovery, making artist/fan connections at unprecedented scale. Founded by musicians, Pandora empowers artists with valuable data and tools to help grow their careers and connect with their fans.

www.pandora.com | @pandoramusic | www.pandoraforbrands.com | @PandoraBrands | amp.pandora.com

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Contacts:

Derrick Nueman / Conrad Grodd

Investor Relations

investor@pandora.com

(510) 842-6960

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is being made in respect of the proposed merger transaction involving Sirius XM Holdings Inc. (“SiriusXM”) and Pandora Media, Inc. (“Pandora”). SiriusXM intends to file a registration statement on Form S-4 with the SEC, which will include a proxy statement of Pandora and a prospectus of SiriusXM and each party will file other documents regarding the proposed transaction with the SEC. Any definitive proxy statement(s)/prospectus(es) will also be sent to the stockholders of Pandora seeking any required stockholder approval. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Before making any voting or investment decision, investors and stockholders of Pandora are urged to carefully read the entire registration statement and proxy statement/prospectus, when they become available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by SiriusXM and Pandora with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by SiriusXM may be obtained free of charge from SiriusXM at www.siriusxm.com, and the documents filed by Pandora may be obtained free of charge from Pandora at www.Pandora.com. Alternatively, these documents, when available, can be obtained free of charge from SiriusXM upon written request to SiriusXM, 1290 Avenue of the Americas, 11th Floor, New York, New York 10104, Attn: Investor Relations, or by calling (212) 584-5100, or from Pandora upon written request to Pandora, 2100 Franklin Street, Suite 700, Oakland, California 94612 Attn: Investor Relations or by calling (510) 451-4100.

SiriusXM and Pandora and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Pandora in favor of the approval of the merger. Information regarding SiriusXM’s directors and executive officers is contained in SiriusXM’s Annual Report on Form 10-K for the year ended December 31, 2017, its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018 and its Proxy Statement on Schedule 14A, dated April 23, 2018, which are filed with the SEC. Information regarding Pandora’s directors and executive officers is contained in Pandora’s Annual Report on Form 10-K for the year ended December 31, 2017, its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018 and its Proxy Statement on Schedule 14A, dated April 10, 2018, which are filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the registration statement(s) and the proxy statement(s)/prospectus(es) when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in SiriusXM’s and Pandora’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: ability to meet the closing conditions to the merger, including the approval of Pandora’s stockholders on the expected terms and schedule and the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; delay in closing the merger; failure to realize the expected benefits from the proposed transaction; risks related to disruption of management time from ongoing business operations due to the proposed transaction; SiriusXM’s or Pandora’s substantial competition, which is likely to increase over time; SiriusXM’s or Pandora’s ability to retain subscribers or increase the number of subscribers is uncertain; SiriusXM’s or Pandora’s ability to profitably attract and retain subscribers; failing to protect the security of the personal information about SiriusXM’s or Pandora’s customers; interference to SiriusXM’s or Pandora’s service from wireless operations; SiriusXM and Pandora engage in substantial marketing efforts and the continued effectiveness of those efforts are an important part of SiriusXM’s and Pandora’s business; consumer protection laws and their enforcement; SiriusXM’s or Pandora’s failure to realize benefits of acquisitions or other strategic initiatives; unfavorable outcomes of pending or future litigation; the market for music rights, which is changing and subject to uncertainties; SiriusXM’s dependence upon the auto industry; general economic conditions; existing or future government laws and regulations could harm SiriusXM’s or Pandora’s business; failure of SiriusXM’s satellites would significantly damage its business; the interruption or failure of SiriusXM’s or Pandora’s information technology and communications systems; rapid technological and industry changes; failure of third parties to perform; SiriusXM’s failure to comply with FCC requirements; modifications to SiriusXM’s or Pandora’s business plan; SiriusXM’s or Pandora’s indebtedness; SiriusXM’s studios, terrestrial repeater networks, satellite uplink facilities or SiriusXM’s or Pandora’s other ground facilities could be damaged by natural catastrophes or terrorist activities; SiriusXM’s principal stockholder has significant influence over its affairs and over actions requiring stockholder approval and its interests may differ from interests of other holders of SiriusXM’s common stock; SiriusXM is a “controlled company” within the meaning of the NASDAQ listing rules; impairment of SiriusXM’s or Pandora’s business by third-party intellectual property rights; changes to SiriusXM’s dividend policies which could occur at any time; and risks related to the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures. The information set forth herein speaks only as of the date hereof, and SiriusXM and Pandora disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.